Execution Version
FIRST AMENDMENT TO
First Amended and Restated LIMITED LIABILITY COMPANY AGREEMENT
OF
North Haven Private Income Fund A LLC
A Delaware Limited Liability Company
This FIRST AMENDMENT (the “Amendment”) to the First Amended and Restated Limited Liability Company Agreement (the “Agreement”), effective as of January 31, 2023, of North Haven Private Income Fund A LLC, a Delaware limited liability company (the “Company”), is entered into as of November 1, 2023.

WHEREAS, pursuant to Section 12.1(b) of the Agreement, the Agreement may be amended with the consent of the Board of Directors and without the prior written consent of any Member if such amendment is necessary to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the SEC, and the Board of Directors deems such compliance to be in the best interest of the Company;

WHEREAS, the Board of Directors approved the Amendment at a meeting duly called at which a quorum was present; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.Section 13.6(e) of the Agreement is hereby amended and restated in its entirety as follows:

(e) Submission to Jurisdiction; Venue; Waiver of Jury Trial. Unless the Company otherwise agrees in writing, any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in New York County or the U.S. District Court for the Southern District of New York located in New York County, and, by execution and delivery of this Agreement, each Member hereby irrevocably accepts for him or herself and in respect of his or her property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Such Member hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over such Member, and agrees not to plead or claim, in any legal action proceeding with respect to this Agreement in any of the aforementioned courts, that such courts lack personal jurisdiction over such Member. Such Member hereby irrevocably waives any objection that such Member may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably, to the extent permitted by applicable law, waives his or her rights to plead or claim and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. UNLESS THE COMPANY OTHERWISE AGREES IN WRITING, THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT. Notwithstanding the foregoing, this Section 13.6(e) shall not apply to claims arising under the federal securities laws, including, without limitation, the Investment Company Act.

1. Any reference in the Agreement to the term “Agreement” is deemed to refer to both the

Agreement as well as the Agreement, as amended by this Amendment. Except as amended by this Amendment, the Agreement remains in full force and effect. Execution and delivery of this Amendment shall not constitute or be deemed to be a waiver by the undersigned of any rights that such party may have under the Agreement or an agreement by the undersigned party that any of the conditions to such party’s obligations under the Agreement have been satisfied or waived.

1.This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, this Amendment shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act.

1.This Amendment may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement or amendment, as the case may be.

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to First Amended and Restated Limited Liability Company Agreement of North Haven Private Income Fund A LLC as of the day, month and year first above written.

COMPANY:
NORTH HAVEN PRIVATE INCOME FUND A LLC

By: /s/ Orit Mizrachi
Name: Orit Mizrachi
Title: Chief Operating Officer and Interim Chief
Financial Officer

[Signature Page to First Amendment to Amended and Restated Limited Liability Company Agreement of North Haven Private Income Fund A LLC]